Filed pursuant to Rule 424(b)(3)

Registration No. 333-256659

PROSPECTUS SUPPLEMENT No. 9

(To Prospectus Dated April 20, 2023)

Garrett Motion Inc.

203,166,024 Shares of Common Stock

This prospectus supplement no. 9 supplements the prospectus dated April 20, 2023 (the “Prospectus”) filed pursuant to the Securities Act of 1933, as amended, by Garrett Motion Inc. Pursuant to the Prospectus, this prospectus supplement relates to the offer and sale by the selling security holders identified in the Prospectus of up to 203,166,024 shares of our common stock, par value $0.001 per share (the “Common Stock”), including 165,485,821 shares of our Common Stock issued upon conversion of the Series A Cumulative Convertible Preferred Stock, par value $0.001 per share, (the “Series A Preferred Stock”).

This prospectus supplement amends and restates the section of the Prospectus titled “Selling Security Holders” to reflect the completion of the Company’s previously announced Capital Transformation Transactions (as defined in the Prospectus), including the conversion of all shares of the Series A Preferred Stock into shares of Common Stock in accordance with the procedures governing a “2023 Conversion” as defined in the Certificate of Designations for the Series A Preferred Stock. In the conversion, the Company issued to the selling security holders named in the Prospectus (i) an aggregate of 149,845,116 shares of Common Stock upon the conversion of 149,845,116 shares of Series A Preferred Stock, and (ii) an aggregate of 15,640,705 shares of Common Stock in partial payment of the accrued and unpaid dividends on the Series A Preferred Stock as of the time of the conversion plus an additional amount that represents the dividends on the Series A Preferred Stock that would have accrued through September 30, 2023 (the “Additional Dividend Payment”), each of which shares are registered pursuant to the Registration Statement of which the Prospectus forms a part. Additionally, as part of the Capital Transformation Transactions, the Company issued to the selling security holders related to each of Centerbridge Partners, L.P. and Oaktree Capital Management, L.P., an aggregate of 7,276,036 additional shares of Common Stock as part of the consideration for the repurchase from such entities of approximately $570 million of shares of Series A Preferred Stock, representing the Additional Dividend Payment that such entities would have received upon the conversion of the repurchased shares of Series A Preferred Stock (if they had held such shares on the conversion date), which shares are not registered pursuant to the Registration Statement of which the Prospectus forms a part. For additional information, see “Certain Relationships and Related Party Transactions—Related Party Transactions—Capital Transformation Transactions” in the Prospectus.

You should read this prospectus supplement in conjunction with the Prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the Prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus.

Our Common Stock is quoted on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “GTX.”

Investing in our Securities involves risks. Please see “Risk Factors” beginning on page 6 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 27, 2023.

SELLING SECURITY HOLDERS

This prospectus relates to the offering for resale from time to time, in one or more offerings, of up to an aggregate of 203,166,024 shares of Common Stock owned by the selling security holders, including 165,485,821 shares of Common Stock issued to the selling security holders upon conversion of Series A Preferred Stock.

The Securities were obtained by the selling security holders named below pursuant to the Plan (as defined below) or upon the conversion of securities obtained pursuant thereto. We are registering the Securities pursuant to the Registration Rights Agreement, as described under “Description of Capital Stock.”

The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the Securities owned by them, but make no representation that any of the Securities will be offered for sale.

The table below presents information regarding the selling security holders and the Securities that the selling security holders may offer and sell from time to time under this prospectus.

The following table sets forth:

•	the name of each selling security holder;

•

the number of shares of Common Stock beneficially owned by each selling security holder, including shares of Common Stock issued upon conversion of the Series A Preferred Stock, prior to the sale of the Common Stock covered by this prospectus;

•

the number of shares of Common Stock, including shares of Common Stock issued upon conversion of the Series A Preferred Stock, that may be offered by each selling security holder for sale pursuant to this prospectus;

•

the number of shares of Common Stock beneficially owned by each selling security holder, including shares of Common Stock issued upon conversion of the Series A Preferred Stock, following the sale of all of such selling security holder’s Common Stock covered by this prospectus; and

•	the percentage of Common Stock beneficially owned by each selling security holder following the sale of all of such selling security holder’s Common Stock covered by this prospectus.

All information with respect to selling security holders’ beneficial ownership of Common Stock has been furnished by or on behalf of the selling security holders and is as of May 26, 2021, which information has been used by the Company to calculate the number of shares of Common Stock issued to each selling security holder upon the conversion of the Series A Preferred Stock. We have not sought to independently verify any information furnished by or on behalf of the selling security holders. We believe, based on information supplied by the selling security holders, that except as may otherwise be indicated in the footnotes to the table below, the selling security holders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the selling security holders identified in the table may sell some or all of the shares of Common Stock owned by them which is included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the selling security holders upon termination of this offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the selling security holders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling security holders will sell all of the shares of Common Stock beneficially owned by them that is covered by this prospectus, but will not sell any other shares of Common Stock that they may presently own. The percent of beneficial ownership for the selling security holders is based on 258,800,758 shares of our Common Stock outstanding as of July 21, 2023.

The amounts and percentages of Securities beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated Securities and has not pledged any such Securities as security.

Name of Selling Security Holder	Total Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Total Number of Shares of Common Stock Beneficially Owned Being Registered for Sale Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering(2)	Percentage of Shares of Common Stock Beneficially Owned After Offering(2)
ATTESTOR VALUE MASTER FUND LP (3)	8,492,065	8,492,065	—	—
BAUPOST GROUP SECURITIES LLC (4)	33,733,564	33,733,564	—	—
CANARY SC MASTER FUND LP (5)	5,698,789	5,698,789	—	—
CENTERBRIDGE PARTNERS, L.P. (on behalf of its affiliates) (6)	42,330,141	38,762,700	3,567,441	1.4%
CRESCENT 1 LP (7)	7,446,150	7,446,150	—	—
CRS MASTER FUND LP (8)	7,090,247	7,090,247	—	—
CYRUS 1740 MASTER FUND LP (9)	940,852	940,852	—	—
CYRUS OPPORTUNITIES MASTER FUND II LTD (10)	12,770,242	12,770,242	—	—
CYRUS SELECT OPPORTUNITIES MASTER FUND II LP (11)	149,111	149,111	—	—
CYRUS SELECT OPPORTUNITIES MASTER FUND LTD (12)	2,193,324	2,193,324	—	—
FIN CAPITAL PARTNERS LP (13)	1,202,400	1,202,400	—	—
HAWK RIDGE MASTER FUND LP (14)	6,407,962	6,407,962	—	—
KEYFRAME FUND I LP (15)	937,924	937,924	—	—
KEYFRAME FUND II LP (16)	800,473	800,473	—	—
KEYFRAME FUND III LP (17)	2,005,218	2,005,218	—	—
KEYFRAME FUND IV LP (18)	1,609,021	1,609,021	—	—
NEWTYN PARTNERS LP (19)	3,259,065	3,259,065	—	—
NEWTYN TE PARTNERS LP (20)	1,997,490	1,997,490	—	—
OAKTREE OPPORTUNITIES FUND XB HOLDINGS (DELAWARE), L.P. (21)	2,874,489	2,874,489	—	—
OAKTREE PHOENIX INVESTMENT FUND, L.P. (22)	1,119,397	1,016,669	102,728	*
OAKTREE VALUE OPPORTUNITIES FUND HOLDINGS, L.P. (23)	9,174,940	8,400,586	774,354	*
OCM OPPS GTM HOLDINGS, LLC (24)	30,913,997	28,082,484	2,831,513	1.2%
PC INVESTORS III LLC (25)	29,037	29,037	—	—
PETERSON CAPITAL INVESTORS LLC (26)	5,953	5,953	—	—
SESSA CAPITAL MASTER LP (27)	25,236,985	25,236,985	—	—
WHITEBOX MULT-STRATEGY PARTNERS LP (28)	2,023,224	2,023,224	—	—

*	Less than 1%.

(1)	Includes shares of Common Stock that are owned by the applicable selling security holder but not being registered.
(2)

Assumes the sale of all shares of Common Stock being registered for sale pursuant to this prospectus by the selling security holders and assumes the selling security holders do not acquire beneficial ownership of any additional shares of Common Stock. The selling security holders are not obligated to sell any of the shares of Common Stock covered by this prospectus.

(3)

These securities are beneficially owned by (1) Attestor Value Master Fund LP, a Cayman Islands exempted limited partnership (“Attestor”), as a result of its direct ownership of the Shares reported herein, (2) Attestor Value Fund GP Limited, a Cayman Islands exempted private limited company (“Attestor GP”), as the sole general partner of Attestor, (3) Attestor Capital Limited, a Cayman Islands exempted private limited company (“Attestor Capital”), as the manager to Attestor GP, (4) Attestor Limited, a private limited company registered in England and Wales (with company number 12080120) (“Attestor Limited”), as the investment manager to Attestor, and (5) Mr. Jan-Christoph Peters, as the sole director and sole indirect shareholder of Attestor Limited. Attestor, Attestor GP, Attestor Capital, Attestor Limited and Mr. Peters disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The principal business office of Attestor Limited and Mr. Peters is 7 Seymour Street, London W1H 7JW, United Kingdom.

(4)

Held on behalf of entities affiliated with The Baupost Group, L.L.C. (“Baupost”). Baupost is a registered investment adviser and acts as the investment adviser to certain private investment limited partnerships on whose behalf these securities were indirectly purchased. Baupost Group GP, L.L.C. (“BG GP”), as the Manager of Baupost, and Seth A. Klarman, as the sole Managing Member of BG GP and a controlling person of Baupost, may be deemed to have beneficial ownership of the securities beneficially owned by Baupost. Baupost, BG GP and Seth A. Klarman have shared voting and investment power over these shares. BG GP and Mr. Klarman disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any.

(5)

These securities are beneficially owned by (1) Canary SC Master Fund, L.P., a Delaware limited partnership (“CANM”), as a result of its direct ownership of Common Stock, (2) Cyrus Capital Partners, L.P., a Delaware limited partnership (“Cyrus Capital Partners”), as the investment manager of CANM, (3) Cyrus Capital Advisors, L.L.C., a Delaware limited liability company (“Cyrus Capital Advisors”), as the general partner of CANM, (4) Cyrus Capital Partners GP, L.L.C., a Delaware limited liability company (“Cyrus Capital GP”), as the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors, and (5) Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. CANM, Cyrus Capital Partners, Cyrus Capital Advisors, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(6)

CSCP III Cayman GP Ltd. (“CSCP III Cayman GP”) is the general partner of Centerbridge Special Credit Partners General Partner III, L.P. (“Special Credit III GP”), which is the general partner of Centerbridge Special Credit Partners III-Flex, L.P. (“SC III-Flex”), and may be deemed to share beneficial ownership over the securities held of record by SC III-Flex. As the director of CSCP III Cayman GP, Jeffrey H. Aronson may be deemed to share beneficial ownership with respect to the securities held of record by SC III-Flex. Such persons and entities expressly disclaim beneficial ownership of the securities held of record by SC III-Flex, except to the extent of any proportionate pecuniary interest therein. The address of each of CSCP III Cayman GP, Special Credit III GP, SC III-Flex and Mr. Aronson, respectively, is 375 Park Avenue, 11th Floor, New York, New York 10152. Centerbridge Credit GP Investors, L.L.C. (“Credit GP Investors”) is the sole director of Centerbridge Credit Cayman GP, Ltd. (“Credit Cayman GP”), which is the general partner of Centerbridge Credit Partners Offshore General Partner, L.P. (“Credit Partners Offshore GP”), which is the general partner of Centerbridge Credit Partners Master, L.P. (“Credit Partners Master”), and may be deemed to share beneficial ownership over the securities held of record by Credit Partners Master. As the managing member of Credit GP Investors, Jeffrey H. Aronson may be deemed to share beneficial ownership with respect to the securities held of record by Credit Partners Master. Such persons and entities expressly disclaim beneficial ownership of the securities held of record by Credit Partners Master, except to the extent of any proportionate pecuniary interest therein. The address of each of Credit GP Investors, Credit Cayman GP, Credit Partners Offshore GP, Credit Partners Master and Mr. Aronson, respectively, is 375 Park Avenue, 11th Floor, New York, New York 10152.

(7)

These securities are beneficially owned by (1) Crescent 1, L.P., a Delaware limited partnership (“CRES”), as a result of its direct ownership of Common Stock, (2) Cyrus Capital Partners, L.P., a Delaware limited partnership (“Cyrus Capital Partners”), as the investment manager of CRES, (3) Cyrus Capital Advisors, L.L.C., a Delaware limited liability company (“Cyrus Capital Advisors”), as the general partner of CRES, (4) Cyrus Capital Partners GP, L.L.C., a Delaware limited liability company (“Cyrus Capital GP”), as the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors, and (5) Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. CRES, Cyrus Capital Partners, Cyrus Capital Advisors, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(8)

These securities are beneficially owned by (1) CRS Master Fund, L.P., a Delaware limited partnership (“CRSM”), as a result of its direct ownership of Common Stock, (2) Cyrus Capital Partners, L.P., a Delaware limited partnership (“Cyrus Capital Partners”), as the investment manager of CRSM, (3) Cyrus Capital Advisors, L.L.C., a Delaware limited liability company (“Cyrus Capital Advisors”), as the general partner of CRSM, (4) Cyrus Capital Partners GP, L.L.C., a Delaware

limited liability company (“Cyrus Capital GP”), as the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors, and (5) Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. CRSM, Cyrus Capital Partners, Cyrus Capital Advisors, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.
(9)

These securities are beneficially owned by (1) Cyrus 1740 Master Fund, L.P., a Delaware limited partnership (“C1740M”), as a result of its direct ownership of Common Stock, (2) Cyrus Capital Partners, L.P., a Delaware limited partnership (“Cyrus Capital Partners”), as the investment manager of C1740M, (3) Cyrus Capital Advisors, L.L.C., a Delaware limited liability company (“Cyrus Capital Advisors”), as the general partner of C1740M, (4) Cyrus Capital Partners GP, L.L.C., a Delaware limited liability company (“Cyrus Capital GP”), as the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors, and (5) Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. C1740M, Cyrus Capital Partners, Cyrus Capital Advisors, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(10)

These securities are beneficially owned by (1) Cyrus Opportunities Master Fund II, Ltd., a Delaware limited partnership (“COFII”), as a result of its direct ownership of Common Stock, (2) Cyrus Capital Partners, L.P., a Delaware limited partnership (“Cyrus Capital Partners”), as the investment manager of COFII, (3) Cyrus Capital Partners GP, L.L.C., a Delaware limited liability company (“Cyrus Capital GP”), as the general partner of Cyrus Capital Partners, and (5) Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. COFII, Cyrus Capital Partners, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(11)

These securities are beneficially owned by (1) Cyrus Select Opportunities Master Fund II, L.P., a Delaware limited partnership (“CSOM2”), as a result of its direct ownership of Common Stock, (2) Cyrus Capital Partners, L.P., a Delaware limited partnership (“Cyrus Capital Partners”), as the investment manager of CSOM2, (3) Cyrus Capital Advisors, L.L.C., a Delaware limited liability company (“Cyrus Capital Advisors”), as the general partner of CSOM2, (4) Cyrus Capital Partners GP, L.L.C., a Delaware limited liability company (“Cyrus Capital GP”), as the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors, and (5) Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. CSOM2, Cyrus Capital Partners, Cyrus Capital Advisors, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(12)

These securities are beneficially owned by (1) Cyrus Select Opportunities Master Fund, Ltd, a Delaware limited partnership (“CSOM”), as a result of its direct ownership of Common Stock, (2) Cyrus Capital Partners, L.P., a Delaware limited partnership (“Cyrus Capital Partners”), as the investment manager of CSOM, (3) Cyrus Capital Partners GP, L.L.C., a Delaware limited liability company (“Cyrus Capital GP”), as the general partner of Cyrus Capital Partners, and (4) Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. CSOM, Cyrus Capital Partners, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(13)

These securities are beneficially owned by (1) FIN Capital Partners LP, a Delaware limited partnership (“FCP”), as a result of its direct ownership of Common Stock, (2) Finn Management GP LLC, a Delaware limited liability company (“FMGP”), as the general partner of FCP, (3) FIN Capital Management LLC, a Delaware limited liability company (“FCM”), as the investment manager of FCP; and (4) Mr. Brian A. Finn, as manager of FCM and FMGP. FCP, FMGP, FCM and Mr. Finn disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 39 White Street, 3rd Floor, New York, NY 10013.

(14)

These securities are beneficially owned by (1) Hawk Ridge Master Fund, LP, a Delaware limited partnership (“Hawk Ridge”), as a result of its direct ownership of Common Stock, (2) Hawk Ridge Management, LLC, a Delaware limited liability company (“Hawk Ridge GP”), as the general partner of Hawk Ridge, (3) Hawk Ridge Capital Management, L.P., a Delaware limited partnership (“Hawk Ridge LP”), as the investment manager to Hawk Ridge, (4) Hawk Ridge Capital Management GP LLC, a Delaware limited liability company (“Hawk Ridge Capital GP”), as the general partner of Hawk Ridge LP, and (5) Mr. David G. Brown, as the portfolio manager of Hawk Ridge LP and sole member and manager of Hawk Ridge GP and Hawk Ridge Capital GP. Hawk Ridge, Hawk Ridge GP, Hawk Ridge LP, Hawk Ridge Capital GP and Mr. Brown disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 12121 Wilshire Blvd. Suite 900, Los Angeles CA 90025.

(15)

These securities are beneficially owned by (1) Keyframe Fund I, L.P., a Delaware limited partnership (“KFI”), as a result of its direct ownership of Common Stock, (2) Keyframe Capital Advisors, L.L.C., a Delaware limited liability company (“KCA”), as the general partner of KFI, (3) Keyframe Capital Partners, L.P., a Delaware limited partnership (“KCP”), as investment manager to KFI, (4) Keyframe Capital Partners GP, L.L.C., a Delaware limited liability company (“KCPGP”), as the general partner of KCP, and (5) John R. Rapaport, as the Chief Investment Officer and Managing Partner of KCP and the Managing Member of both KCA and KCPGP. KFI, KCA, KCP, KCPGP and Mr. Rapaport disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(16)

These securities are beneficially owned by (1) Keyframe Fund II, L.P., a Delaware limited partnership (“KFII”), as a result of its direct ownership of Common Stock, (2) Keyframe Capital Advisors, L.L.C., a Delaware limited liability company (“KCA”), as the general partner of KFII, (3) Keyframe Capital Partners, L.P., a Delaware limited partnership (“KCP”), as investment manager to KFII, (4) Keyframe Capital Partners GP, L.L.C., a Delaware limited liability company (“KCPGP”), as the general partner of KCP, and (5) John R. Rapaport, as the Chief Investment Officer and Managing Partner of KCP and the Managing Member of both KCA and KCPGP. KFII, KCA, KCP, KCPGP and Mr. Rapaport disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(17)

These securities are beneficially owned by (1) Keyframe Fund III, L.P., a Delaware limited partnership (“KFIII”), as a result of its direct ownership of Common Stock, (2) Keyframe Capital Advisors, L.L.C., a Delaware limited liability company (“KCA”), as the general partner of KFIII, (3) Keyframe Capital Partners, L.P., a Delaware limited partnership (“KCP”), as investment manager to KFIII, (4) Keyframe Capital Partners GP, L.L.C., a Delaware limited liability company (“KCPGP”), as the general partner of KCP, and (5) John R. Rapaport, as the Chief Investment Officer and Managing Partner of KCP and the Managing Member of both KCA and KCPGP. KFIII, KCA, KCP, KCPGP and Mr. Rapaport disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(18)

These securities are beneficially owned by (1) Keyframe Fund IV, L.P., a Delaware limited partnership (“KFIV”), as a result of its direct ownership of Common Stock, (2) Keyframe Capital Advisors, L.L.C., a Delaware limited liability company (“KCA”), as the general partner of KFIV, (3) Keyframe Capital Partners, L.P., a Delaware limited partnership (“KCP”), as investment manager to KFIV, (4) Keyframe Capital Partners GP, L.L.C., a Delaware limited liability company (“KCPGP”), as the general partner of KCP, and (5) John R. Rapaport, as the Chief Investment Officer and Managing Partner of KCP and the Managing Member of both KCA and KCPGP. KFIV, KCA, KCP, KCPGP and Mr. Rapaport disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(19)

These securities are beneficially owned by (1) Newtyn Partners, LP, a Delaware limited partnership (“NP”), with respect to the Shares directly and beneficially owned by it; (2) Newtyn Management, LLC, a New York limited liability company (“NM”), as the investment manager of NP; (3) Newtyn Capital Partners, LP, a Delaware limited partnership (“NCP”), as the general partner to NP; (4) Ledo Capital, LLC, a New York limited liability company (“Ledo”), as the general partner to NCP; and (5) Mr. Noah Levy, as managing member to NM. NM, NCP, Ledo and Mr. Levy disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any. The address of each of the foregoing is 60 East 42nd Street, 9th Floor, New York, New York 10165.

(20)

These securities are beneficially owned by (1) Newtyn TE Partners, LP, a Delaware limited partnership (“NTE”), with respect to the Shares directly and beneficially owned by it; (2) Newtyn Management, LLC, a New York limited liability company (“NM”), as the investment manager of NTE; (3) Newtyn Capital Partners, LP, a Delaware limited partnership (“NCP”), as the general partner to NTE; (4) Ledo Capital, LLC, a New York limited liability company (“Ledo”), as the general partner to NCP; and (5) Mr. Noah Levy, as managing member to NM. NM, NCP, Ledo and Mr. Levy disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any. The address of each of the foregoing is 60 East 42nd Street, 9th Floor, New York, New York 10165.

(21)

The sole general partner of Oaktree Opportunities Fund Xb Holdings (Delaware), L.P. is Oaktree Fund GP, LLC. The sole managing member of Oaktree Fund GP, LLC is Oaktree Fund GP I, L.P. The sole general partner of Oaktree Fund GP I, L.P. is Oaktree Capital I, L.P. The sole general partner of Oaktree Capital I, L.P. is OCM Holdings I, LLC. The sole managing member of OCM Holdings I, LLC is Oaktree Holdings, LLC. The sole managing member of Oaktree Holdings, LLC is Oaktree Capital Group, LLC. Oaktree Capital Group, LLC is governed and controlled by its eleven-member board of directors. Each of the foregoing general partners, managing members, and directors, disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein (if any). The address of each of the foregoing is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(22)

The sole general partner of Oaktree Phoenix Investment Fund, L.P. is Oaktree Phoenix Investment Fund GP, L.P. The sole general partner of Oaktree Phoenix Investment Fund GP, L.P. is Oaktree Phoenix Investment Fund GP Ltd. The director of Oaktree Phoenix Investment Fund GP Ltd. is Oaktree Capital Management, L.P. The general partner of Oaktree Capital Management, L.P. is Oaktree Capital Management GP, LLC. The sole managing member of Oaktree Capital Management GP, LLC is Atlas OCM Holdings, LLC. Atlas OCM Holdings, LLC is governed and controlled by its eleven-member board of directors. Each of the foregoing general partners, managing members, and directors, disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein (if any). The address of each of the foregoing is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(23)

The sole general partner of Oaktree Value Opportunities Fund Holdings, L.P. is Oaktree Value Opportunities Fund GP, L.P. The sole general partner of Oaktree Value Opportunities Fund GP, L.P. is Oaktree Value Opportunities Fund GP Ltd. The director of Oaktree Value Opportunities Fund GP Ltd. is Oaktree Capital Management, L.P. The general partner of Oaktree Capital Management, L.P. is Oaktree Capital Management GP, LLC. The sole managing member of Oaktree Capital Management GP, LLC is Atlas OCM Holdings, LLC. Atlas OCM Holdings, LLC is governed and controlled by its eleven-member board of directors. The address of each of the foregoing is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(24)

The sole managing member of OCM Opps GTM Holdings, LLC is Oaktree Fund GP, LLC. The sole managing member of Oaktree Fund GP, LLC is Oaktree Fund GP I, L.P. The sole general partner of Oaktree Fund GP I, L.P. is Oaktree Capital I, L.P. The sole general partner of Oaktree Capital I, L.P. is OCM Holdings I, LLC. The sole managing member of OCM Holdings I, LLC is Oaktree Holdings, LLC. The sole managing member of Oaktree Holdings, LLC is Oaktree Capital Group, LLC. Oaktree Capital Group, LLC is governed and controlled by its eleven-member board of directors. Each of the foregoing general partners, managing members, and directors, disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein (if any). The address of each of the foregoing is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(25)

These securities are beneficially owned by (1) PC Investors III, L.P., a Delaware limited partnership (“PCI3”), as a result of its direct ownership of Common Stock, (2) Cyrus Capital Partners, L.P., a Delaware limited partnership (“Cyrus Capital Partners”), as the investment manager of PCI3, (3) Cyrus Capital Partners GP, L.L.C., a Delaware limited liability company (“Cyrus Capital GP”), as the general partner of Cyrus Capital Partners, and (4) Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. PCI3, Cyrus Capital Partners, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(26)

These securities are beneficially owned by (1) Peterson Capital Investors, LLC, a Delaware limited liability company (“PCIN”), as a result of its direct ownership of Common Stock, (2) Cyrus Capital Partners, L.P., a Delaware limited partnership (“Cyrus Capital Partners”), as the investment manager of PCIN, (3) Cyrus Capital Partners GP, L.L.C., a Delaware limited liability company (“Cyrus Capital GP”), as the general partner of Cyrus Capital Partners, and (4) Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. PCIN, Cyrus Capital Partners, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is c/o Cyrus Capital Partners, L.P. 65 East 55th Street, 35th Fl, New York, NY 10022.

(27)

These securities are beneficially owned by (1) Sessa Capital (Master), L.P., a Cayman Islands exempted limited partnership (“Sessa Capital”), as a result of its direct ownership of Common Stock, (2) Sessa Capital GP, LLC, a Delaware limited liability company (“Sessa Capital GP”), as a result of being the sole general partner of Sessa Capital, (3) Sessa Capital IM, L.P., a Delaware limited partnership (“Sessa IM”), as a result of being the investment adviser for Sessa Capital, (4) Sessa Capital IM GP, LLC, a Delaware limited liability company (“Sessa IM GP”), as a result of being the sole general partner of Sessa IM, and (5) John Petry, as a result of being the manager of Sessa Capital GP and Sessa IM GP. Sessa Capital, Sessa Capital GP, Sessa IM, Sessa IM GP and Mr. Petry disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 888 Seventh Avenue, 30th Floor, New York, New York, 10019.

(28)

Whitebox General Partner LLC is the general partner of Whitebox Multi-Strategy Partners, LP, a Cayman Islands limited partnership. Whitebox General Partner LLC is owned by Robert Vogel, Jacob Mercer, Paul Roos, Paul Twitchell and Dyal Capital Partners II (B) LP. Messrs. Vogel, Mercer, Roos and Twitchell share voting and dispositive power over all of the shares of Whitebox General Partner LLC. Whitebox Advisors LLC is the investment manager of Whitebox Multi-Strategy Partners, LP and holds voting and disposable power over the shares. Whitebox Advisors LLC is owned by Robert Vogel, Jacob Mercer, Paul Roos, Paul Twitchell and Dyal Capital Partners II (A) LP. The address of these persons is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416. Whitebox General Partner LLC (“WBGP”), Whitebox Advisors LLC (“WBA”) and the individuals and entities listed above as owners of WBGP and WBA each disclaim beneficial ownership of the securities except to the extent of such entity or individual’s pecuniary interest therein, if any.